Exhibit 1.01

ZIMMER BIOMET HOLDINGS, INC.

Conflict Minerals Report

For the Reporting Period from January 1, 2023 to December 31, 2023

This Conflict Minerals Report (this “Report”) of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet,” the “Company,” “we,” “our” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2023 to December 31, 2023.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose products contain cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “conflict minerals”) that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”). For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country. If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in the DRC or an adjoining country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence on the source and chain of custody of the necessary conflict minerals contained in those products.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” or “having not been found to be ‘DRC conflict free,’” and, therefore, we make no conclusion in this regard in this Report. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this Report has not been conducted.

Company and Products Overview

We are a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial (“CMF”) and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Our primary customers include orthopedic surgeons, neurosurgeons, and other specialists, hospitals, stocking distributors, healthcare dealers and, in their capacity as agents, healthcare purchasing organizations or buying groups, making Zimmer Biomet the final step in the supply chain prior to these products reaching the end customer.

Our orthopedic reconstructive devices include knee and hip implants that are used to replace joints that have deteriorated as a result of disease (principally osteoarthritis) or injury. Our sports medicine products are designed primarily for the repair of soft tissue injuries and are most commonly used in knee and shoulder procedures. Our biologics products are used as early intervention solutions for joint preservation or to support surgical procedures. Our foot and ankle and extremities products are designed to treat arthritic conditions and fractures in the foot, ankle, shoulder, elbow and wrist. Our CMF and thoracic products include face and skull reconstruction products as well as products that fixate and stabilize the bones of the chest in order to facilitate healing or reconstruction after open heart surgery, trauma or for deformities of the chest. Our trauma products are used to stabilize damaged or broken bones and their surrounding tissues to support the body’s natural healing process. Our surgical products are used to support various surgical procedures and include tourniquet systems, wound debridement devices, fluid waste management systems and surgical power systems.

Reasonable Country of Origin Inquiry

Our reasonable country of origin inquiry is discussed in the Specialized Disclosure Report on Form SD to which this Report is attached as an exhibit.

Due Diligence Framework

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold and for tin, tantalum and tungsten.

Due Diligence Measures Undertaken

We are a downstream consumer of necessary conflict minerals. In most cases, there are several third parties in the supply chain between the original source of these minerals and us. We do not purchase necessary conflict minerals directly from mines, smelters or refiners; therefore, we rely on our suppliers to provide information regarding the origin of these minerals. We believe smelters and refiners are best situated to identify the sources of conflict minerals, and, therefore, we have taken steps to identify the smelters and refiners of necessary conflict minerals in our supply chain.

Step 1: Establish company management systems

We undertook the following measures to establish management systems to address compliance with the Rule:

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Established a cross-functional conflict minerals project team to direct the overall efforts of our conflict minerals compliance program.

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Adopted a policy statement on conflict minerals, communicated it to suppliers and published it on our Company’s website at

www.zimmerbiomet.com/corporate/suppliers.html. Our policy statement provides, among other things, that we expect our suppliers to source conflict minerals from socially responsible sub-tier suppliers and manufacturers and to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products supplied to us.

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Reinforced our expectations of our suppliers via our Zimmer Biomet Code of Supplier Conduct, available at www.zimmerbiomet.com/corporate/suppliers.html; then under Supplier Information: Global Guidelines, which sets forth important legal, ethical, behavioral and other requirements for our suppliers, including our policy statement on conflict minerals.

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Maintained a grievance mechanism to allow parties to contact us with conflict minerals-related questions or concerns via our Corporate Compliance Hotline website, www.zimmerbiomet.com/en/compliance.html#compliance-hotline.

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Engaged with suppliers, including notifying them in writing that we are subject to disclosure obligations under the Rule relating to the sources of necessary conflict minerals used in our products, that we must collect important supply chain data from them and that we expect their cooperation in providing such information in a timely manner.

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Leveraged materials, including a Conflict Minerals Reporting Template (“CMRT”), created and made available by the Responsible Minerals Initiative, which supports the responsible sourcing of minerals through the Responsible Minerals Assurance Process (“RMAP”).

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Included provisions in our policy statement on conflict minerals and our Zimmer Biomet Code of Supplier Conflict that address suppliers’ obligations to provide us with information pertaining to the origin of any necessary conflict minerals in materials or components supplied to us.

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Provided suppliers with opportunities for training and links to educational websites related to conflict minerals.

Step 2: Identify and assess risks in the supply chain

We took the following measures to identify risks in our supply chain:

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Zimmer Biomet identified a Sourcing point-of-contact at each Zimmer Biomet site to specifically identify Suppliers and Supplier points-of-contact for Conflict Minerals Training and data gathering.

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Surveyed suppliers, identified by each site, were contacted for providing information concerning materials or components necessary to the production and/or functionality of our products. Suppliers were asked to provide information based on the CMRT through the use of iPoint’s Conflict Minerals Platform. This survey was sent to 411 suppliers globally.

•
Provided, via iPoint, training materials to suppliers on the use of iPoint’s Conflict Minerals Platform portal and the CMRT.

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Reviewed and assessed survey responses. Zimmer Biomet and/or iPoint followed up with suppliers multiple times when responses were not received, incomplete or appeared to report inconsistent information.

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When a supplier response stated that conflict minerals were sourced from the DRC or an adjoining country and identified the smelter or refiner involved, Zimmer Biomet had iPoint compare the identified smelter or refiner (even though the supplier had not confirmed that the conflict minerals were used in the materials supplied to us) against the RMAP Conformant Smelters and Refiners Lists to confirm whether the smelter or refiner in question was identified as having undergone an assessment through the RMAP or industry equivalent program and was validated to be conformant with the protocols.

Step 3: Design and implement a strategy to respond to identified risks

We designed and implemented strategies to respond to identified risks, including the following:

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Where applicable, both Zimmer Biomet and iPoint sent follow-up communications to suppliers that provided incomplete or inconsistent survey responses.

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We requested suppliers submitting survey responses of conflict “status” to complete additional survey tasks to collect additional relevant information.

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Suppliers who received a follow-up communication were directed to our policy statement on conflict minerals and were provided the opportunity for conflict minerals training and education materials. Suppliers were asked to review the materials and provide updated survey information in a timely manner.

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Suppliers who did not respond to our initial survey were sent escalation communications from iPoint and/or Zimmer Biomet Compliance Team requesting that they respond to the survey and provide the requested information.

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Some unresponsive suppliers were also advised to complete our requested survey to the best of their ability and then directed to iPoint for assistance with form information.

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Further, some unresponsive suppliers were informed that Zimmer Biomet would place a negative note in the Supplier’s file because of this failure to respond to our survey. Delinquent Suppliers were informed that this escalation may result in impact to future purchasing decisions.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

As previously noted, we are a downstream consumer of the necessary conflict minerals in our products and are many steps removed from smelters and refiners who provide minerals and ores. As such, we do not perform or have direct audits of smelters and refiners within the supply chain. Our due diligence efforts rely on cross-industry initiatives to conduct smelter and refiner due diligence and independent third-party audits, such as those led by the Responsible Minerals Initiative, including the RMAP.

Step 5: Report annually on supply chain due diligence

A copy of our Specialized Disclosure Report on Form SD, along with a copy of this Conflict Minerals Report, which is attached to the Form SD as Exhibit 1.01, is available on our website at www.zimmerbiomet.com (in the “Investors” section under the “Financial Information” caption and “SEC Filings” sub-caption).

Due Diligence Results

We surveyed 411 suppliers globally that we identified that may contribute necessary conflict minerals to our products. Twenty-three (23) suppliers were removed from scope due to factors including the supplier no longer doing business with Zimmer Biomet, being out of business, or Zimmer Biomet did not purchase from the supplier during 2023. 388 suppliers remained in scope. The survey response rate was approximately 91% (355 out of 388) from 2023 in-scope suppliers. Improvements in communications resulted in a better return rate than recent years of: 77% in 2022; 73% in 2021; and 74% in 2020. Of the 388 suppliers who responded, 218 reported (approximately 56%) that conflict minerals are not intentionally added to their products, are not necessary to the production of their products, and are not contained in the finished products that they manufacture or contract to manufacture for Zimmer Biomet. With respect to the other 170 suppliers, most of the suppliers who responded provided data at a company, division or product category level and/or were unable to specify the smelters or refiners that processed conflict minerals in materials or components supplied to us.

Appendix A lists the smelters and refiners that the suppliers who responded to our survey reported as being in their supply chains. Only known smelters or refiners (those listed in the CMRT) with an RMAP audit status of Conformant or Active are included in Appendix A. Not all of these smelters and refiners may have processed necessary conflict minerals contained in our products, since suppliers may have reported to us smelters and refiners that were not in our supply chain due to the decision of such suppliers to provide data at a company, division or product category level, over-inclusiveness in the information received from their respective suppliers, or for other reasons.

Efforts to Determine the Mine or Location of Origin

As described above, we are a downstream consumer of necessary conflict minerals. In most cases, there are several third parties in the supply chain between the original source of these minerals and us. Further, the large majority of suppliers who responded to our survey provided data at a company, division or product category level. Our due diligence process, described above, reflects our efforts to determine with the greatest specificity the mines or location of origin of the conflict minerals necessary to the functionality or production of products we manufacture or contract to manufacture.

Continuous Improvement Efforts to Mitigate Risk

Due to the complexity of our global supply chain, we engaged iPoint in 2023 as we did in several prior calendar years to assist us in collecting, managing, and aggregating conflict minerals information. Going forward, we expect to continue to take the following additional steps, among others, to improve our due diligence measures and to further mitigate the risk that necessary conflict minerals contained in our products may finance or benefit armed groups in the DRC or adjoining countries:

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Continue to educate our direct suppliers about our reporting obligations related to conflict minerals, and continue to provide our direct suppliers with training and educational materials and website links that they may provide to their own suppliers.

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Continue to include our policy statement on conflict minerals as part of Sourcing training curriculum.

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Continue to include our policy statement on conflict minerals in our new supplier onboarding process.

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Continue to encourage our direct suppliers to implement responsible sourcing and ask them to encourage smelters and refiners to become conformant with the RMAP assessment protocols.

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Continued escalation to within Zimmer Biomet’s Sourcing functions regarding suppliers that failed to provide a response, failed to meet our internal timeline for reporting, or failed to provide data specific to materials or components supplied to us.

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Retain copies of escalation communications in delinquent Supplier files for consideration evaluating the Supplier for future business.

Independent Private Sector Audit

Not applicable.

Appendix A

The following smelters and refiners were reported by our suppliers as being in their supply chains.

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Active
Gold	Agosi AG	GERMANY	CID000035	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden Ronnskar	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	CID003641	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MKS PAMP SA	SWITZERLAND	CID001352	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAFINA A.S.	CZECHIA	CID002290	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	WEEEREFINING	FRANCE	CID003615	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	AMG Brasil	BRAZIL	CID001076	Conformant
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Active
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET de Mexico	MEXICO	CID002539	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	PowerX Ltd.	RWANDA	CID004054	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Aurubis Beerse	BELGIUM	CID002773	Conformant
Tin	Aurubis Berango	SPAIN	CID002774	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Conformant
Tin	CRM Synergies	SPAIN	CID003524	Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	DS Myanmar	MYANMAR	CID003831	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	Conformant
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434	Active
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Active
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Active
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	CID002816	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rian Resources SDN. BHD.	MALAYSIA	CID003581	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM	CID004619	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID	Smelter Status
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant